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                          STOCK PURCHASE AGREEMENT


    STOCK PURCHASE AGREEMENT made and entered into as of this 29th day of March, 1996 to be effective as of the First day of April, 1996, by and between KABUSHIKI KAISHA HATTORI SEIKO doing business as SEIKO CORPORATION, a corporation duly organized and existing under the laws of Japan and having its principal place of business at 5-11, Ginza 4-chome, Chuo-ku, Tokyo, Japan (hereinafter referred to as "SEIKO") and FOSSIL INC., a corporation duly organized and existing under the laws of the State of Delaware, the United States of America, and having its principal place of business at 2280 N. Greenville Ave., Richardson, Texas 75082-4412 U.S.A. (hereinafter referred to as "FOSSIL").

                              WITNESSETH THAT:


    WHEREAS, SEIKO is the sole shareholder, owning 100% of the issued and outstanding common stock, of the Company hereinbelow defined; and

    WHEREAS, SEIKO desires to sell to FOSSIL, and FOSSIL desires to purchase from SEIKO, certain shares of the Company upon the terms and conditions hereinafter described.

    NOW, THEREFORE, SEIKO and FOSSIL, in consideration of mutual premises and covenants contained herein, do hereby agree as follows:

Article 1 -- DEFINITIONS

     1.1 "COMPANY" shall mean Kabushiki Kaisha Fostim doing business as Fostim Inc., a Japanese corporation having its principal place of business at 7-16, Kyobashi 2-chome, Chuoku, Tokyo, Japan.

     1.2 "DEFINITIVE AGREEMENTS" shall mean this Agreement, the Shareholders Agreement (to be concluded between SEIKO and FOSSIL), the International Marketing and Distribution Agreement (to be concluded between FOSSIL and the Company), the Partnership Agreement (to be concluded between Fossil Intermediate, Inc. and the Company), and the Consulting Agreement (to be concluded between FOSSIL and SEIKO).

     1.3 "CLOSING" shall mean the completion of the sale and purchase transactions comtemplated by this Agreement upon satisfaction of the conditions set forth in Article 4.1.

     1.4 "CLOSING DATE" shall mean the date on which the Closing shall take place, which shall be April 1, 1996.


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     1.5 "CONFIDENTIAL INFORMATION" shall mean any information each of SEIKO and FOSSIL may exchange with, or acquire from, the other party in the course of the negotiations of the Definitive Agreements, including but not limited to the Company's procedures, product specifications, methods, technology, suppliers, customers, trade secrets, marketing and business research and plans, that relates to or affects the Company's assets, but excluding any information to the extent that such information becomes publicly known, through no fault of the party receiving such information from the other party.

    1.6 "SHARES" shall mean Eight Hundred Ten (810) shares, representing Eighty-One percent (81%) of the issued and outstanding shares of the Company's Common Stock.

Article 2 -- PURCHASE AND SALE

    2.1 TRANSFER OF THE SHARES. Subject to the terms and conditions contained in this Agreement, SEIKO shall transfer, assign and sell to FOSSIL, free and clear of all liens and encumbrances, the Shares at the Closing.

    2.2 RIGHTS ATTACHED. The transfer of the Shares shall include all rights attached or accruing to the Shares, including all dividends and distributions declared or made after the Closing.

Article 3 -- CONSIDERATION

    3.1 PURCHASE PRICE. In consideration of the transfer of the Shares, FOSSIL shall pay SEIKO (i) the sum of Forty Million Five Hundred Thousand yen (Y40,500,000) as consideration for the transfer of the Shares (the "Purchase Price"); and (ii) carry out the obligations herein specified.

    3.2 PAYMENT. The Purchase Price shall be payable at the Closing by wire transfer in Japanese Yen at the following bank account of SEIKO.

        The Dai-Ichi Kangyo Bank, Limited
        Head Office
        Current Account No. 0106869


Article 4 -- CLOSING

    4.1 CONDITIONS TO CLOSING. The transaction stipulated in Article 2 is subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by the party for whose benefit the conditions exist:


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        4.1.1  The representations and warranties made by each of SEIKO and
    FOSSIL in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on and as of such date.

        4.1.2 SEIKO shall have forgiven any account receivables from the Company, or waived any loan balances due by the Company, which, in SEIKO's own estimates and according to the United States GAAP, would cause the net shareholders equity of the Company to be Eighteen Million Five Hundred Thousand yen (Y18,500,000) as of the close of business of March 31, 1996.

        4.1.3 The Definitive Agreements shall have been executed or substantially agreed between the respective parties among SEIKO, FOSSIL and the Company.

    4.2 Closing Time, Date and Place. The Closing shall occur in Tokyo on April 1, 1996, at SEIKO's head office in Tokyo, Japan.

    4.3 Closing Document and Materials to be delivered by SEIKO. At the Closing, SEIKO will deliver to FOSSIL:

    (a) Share certificates along with all duly executed instruments effecting the transfer to be effective as of April 1, 1996 and such other document as reasonably required by FOSSIL to perfect FOSSIL's rights in the Shares.

    (b) All consents and approvals of government agencies and/or third parties to effect the transfer of the Shares, if necessary.

    (c) An opinion of SEIKO's General Manager of Legal & Intellectual Property Department in a form satisfactory to FOSSIL which shall include the following.

        i) SEIKO and the Company have full power and authority to enter into the Definitive Agreements and to transfer the Shares.

        ii) All legal actions necessary or appropriate to be taken by SEIKO and the Company in connection with the transfer of the Shares have been taken.

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       iii) The Definitive Agreements and associated instruments to be executed at the Closing have been duly authorized and constitute valid and legally binding and enforceable obligations of SEIKO and the Company.

        iv) The execution, delivery and performance of the Definitive Agreements by SEIKO and the Company does not require the consent or approval of any person or public authority; does not result in the creation of any lien on the Shares or other assets of SEIKO or the Company; does not violate any provision of any law applicable to SEIKO or the Company or the Bylaws or Articles of Incorporation of SEIKO or the Company; does not conflict with, or result in a breach or termination of any agreement to which SEIKO or the Company is a party of by which it is bound.

        v) The Shares have been validly issued to SEIKO and are fully paid and nonassessable and the instrument of transfer to be executed by SEIKO at the Closing, to be effective April 1, 1996, is sufficient to vest good and marketable title to the Shares in FOSSIL free and clear of any lien or encumbrance.

    4.4 Closing Document and Materials to be delivered by FOSSIL. At the Closing, FOSSIL will deliver to SEIKO:

    (a) The Purchase Price.

    (b) An opinion of FOSSIL's General Counsel in a form satisfactory to SEIKO which shall include the following:

        i) FOSSIL has full power and authority to enter into and execute the Definitive Agreements.

        ii) All corporate proceedings and actions necessary to give effect to the transaction have been taken.

       iii) The execution and delivery of the Definitive Agreements to which FOSSIL is a party does not violate the bylaws or certificate of incorporation of FOSSIL and does not constitute a breach of any agreement to which FOSSIL is bound; and the execution and delivery of the Definitive Agreement to which FOSSIL PARTNERS, L.P. is a party does not violate the Agreement of Limited Partnership and does not constitute a breach of any agreement to which FOSSIL PARTNERS, L.P. is bound.

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Article 5 -- POST CLOSING COVENANTS

    5.1 COVENANTS OF FOSSIL. FOSSIL shall cause the Company to pay in cash denominated in Yen to SEIKO, within one week of Closing, all indebtedness owing to SEIKO, as agreed by FOSSIL and SEIKO, as of March 31, 1996. SEIKO shall provide FOSSIL with the pay-off amount at, or prior to Closing, in order for FOSSIL to be able to meet the above one-week deadline.

    5.2 COVENANTS OF SEIKO. SEIKO shall execute the instruments transferring the Shares to FOSSIL effective April 1, 1996. SEIKO shall take all actions necessary to more fully perfect title in the Shares to FOSSIL.

    5.3  ADDITIONAL COVENANTS.  In addition to the covenants set forth in
Article 5.1 and 5.2 hereof, SEIKO and FOSSIL agree as follows:

        5.3.1 If the net shareholders equity amount of the Company as of the close of business on March 31, 1996 as finally determined upon compilation of the financial reports to the shareholders (in accordance with Article 4.1.3) is less than the predetermined net shareholders equity of the Company (i.e. Y18,500,000), SEIKO will pay in cash, or will forgive any receivables, to the Company as soon as the specific amount in question is fixed, but in no event later than June 30, 1996, an amount denominated in Yen, equal to the said shortfall plus interest costs accrued from April 1, 1996 until the final payment is received, on the amount determined to be payable. For the purposes of this Article 5.3.1, interest costs shall be calculated based upon the average bank borrowing rate of the Company, including any bank guarantee points as of April 1, 1996 through one week prior to the final payment day.

        5.3.2 If the said net shareholders equity amount of the Company as of the close of business on March 31, 1996 as finally determined and reported to the shareholders (in accordance with Article 4.1.3) is greater than Y18,500,000, the Company will pay in cash to SEIKO as soon as the specific amount in question is fixed, but in no event later than June 30, 1996, an amount denominated in Yen, equal to the difference between the net shareholders equity amount of the Company at the close of business on March 31, 1996 as reported to the shareholders and Y18,500,000, plus interest costs, to be calculated in the manner set forth in Article 5.3.1.

Article 6 -- REPRESENTATIONS, WARRANTIES AND COVENANTS

    6.1 Representations, Warranties and Covenants of SEIKO. SEIKO hereby represents and warrants to FOSSIL that, as of the date of this Agreement and as of the Closing Date:

        6.1.1 SEIKO is a corporation duly organized, validly existing and in good standing under the laws of Japan;

        6.1.2 The Company is a corporation duly organized, validly existing and in good standing under the laws of Japan and is duly empowered or licensed under the relevant laws in Japan to conduct the business as stipulated in its Articles of Incorporation;

        6.1.3 The Company does not have any subsidiaries, and does not own any minority interests in any other business entities;

        6.1.4 Each of SEIKO and the Company has full power and authority to enter into the Definitive Agreements to which it is a party, and has taken all requisite actions in connection therewith required by law or otherwise duly to authorize the execution and delivery of such agreements and the consummation of the transactions contemplated thereby;

        6.1.5 Execution, delivery and performance by SEIKO of the Definitive Agreements to which it is a party will not conflict with or violate
    (i)any provision of the Company's or SEIKO's charter, bylaws or other similar documents; (ii)any law, rule, regulation or order effective in Japan and binding on SEIKO or the Company; and (iii)result in any lien, claim or encumbrance on any property owned by SEIKO or the Company.

        6.1.6 Each of the Definitive Agreements constitutes a legal, valid and binding agreement of SEIKO or the Company, as applicable, and is duly enforceable against SEIKO or the Company in accordance with its terms;

        6.1.7 The Shares are valid and fully paid, and said Shares constitute 81% of the issued and outstanding capital stock of the Company;

        6.1.8 There are no options, warrants or other rights of any person to acquire additional shares of capital stock of the Company;

        6.1.9 The Company has no preemptive rights and all of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable;

        6.1.10 The Shares sold by SEIKO to FOSSIL are owned (both beneficially and of record) by SEIKO, free and clear of any liens, claims or encumbrances and, the execution of the Stock Purchase Agreement and instrument of transfer of the Shares to FOSSIL to be executed by SEIKO will vest good and absolute title to the Shares in FOSSIL free and clear of any lien, charge or encumbrance;

        6.1.11 The Company has delivered to FOSSIL copies of the Company's balance sheet as of March 31, 1995 and the related documents describing the Company's financial status (the "Financial Statement"). The Financial Statement has been duly approved by the Company's board of directors and at the general meeting of the shareholders as being in conformity with the generally accepted accounting principles in Japan. The Financial Statements fairly present the financial condition and results of operations of the Company.

            6.1.12 The Company has no liabilities or obligations (where known, absolute, contingent, etc.) that were not fully and appropriately reflected in the Financial Statements;

        6.1.13 The Company has timely paid all of its taxes including all cost and expenses associated with the preparation and filing of those taxes, even if incurred post Closing;

        6.1.14 There has been no audit by any governmental authority of any tax return of the Company;

        6.1.15 Since the date of the Financial Statements, there has been no material adverse change in the business, prospects, or financial conditions of the Company;

        6.1.16 The Company has not violated any statutes, rules, ordinances and other applicable Japanese laws, including but not limited to environmental laws in Japan;

        6.1.17 There has been no litigations, pending or threatened including but not limited to labor-related disputes; and

        6.1.18 The Company does not own any intellectual property rights, nor, to be best of SEIKO's knowledge, the Company, there is any cause which is likely to give rise to a claim that the Company has infringed intellectual property of a third party.

        6.1.19 In making the representations, warranties and covenants of this Article, SEIKO and the Company have not made any untrue statements of material fact or omitted to state a material fact necessary in order to make the representation made, in light of the circumstances under which they were made, not misleading.

    6.2 Representations, Warranties and Covenants of FOSSIL. FOSSIL hereby represents and warrants to SEIKO that, as of the date of this Agreement and as of the Closing Date:

        6.2.1 FOSSIL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

        6.2.2 Each of the Definitive Agreements to which FOSSIL and/or FOSSIL PARTNERS L.P. is a party constitutes a legal, valid and binding agreement of such party;

        6.2.3 Execution, delivery and performance by FOSSIL and/or FOSSIL PARTNERS L.P. of the Definitive Agreements to which it is party will not conflict with or violate (i)any provisions of FOSSIL's charter, bylaws or other similar documents or FOSSIL PARTNERS Agreement of Limited Partnership; (ii)any United States law, rule, regulation or order binding on FOSSIL or FOSSIL PARTNERS L.P.; and (iii)under United States law, result in any lien, claim or encumbrance on any property owned by FOSSIL or FOSSIL PARTNERS L.P.; and

        6.2.4 FOSSIL has received and carefully reviewed with its professional advisors, the financial and other document and records of the Company to the extent necessary for FOSSIL to evaluate the suitability of its purchase of the Shares hereunder, and therefore has not relied upon any information provided by, or representations or warranties made by SEIKO (except as stipulated in Article 6.1) in making its decision to purchase the Shares in accordance with this Agreement.

Article 7 -- INDEMNIFICATION

    7.1 Indemnification by SEIKO. SEIKO shall indemnify and hold FOSSIL, its employees, officers, directors, affiliates, representatives, agents, and other control persons harmless from, against and in respect of the following:

        7.1.1 Any and all loss, liability or damage suffered or incurred by FOSSIL (including interest, penalties and attorney fees) by reason of any untrue written representation, breach of warranty or non-fulfillment of any covenant or agreement by SEIKO contained herein or in any exhibit, schedule, certificate, document or instrument delivered to FOSSIL by SEIKO hereunder;

        7.1.2 Any and all loss, liability or damage suffered or incurred by FOSSIL (including interest, penalties and attorney fees) by reason of or in connection with any claim for any finder's or brokerage free or other commission resulting from any services alleged to have been rendered to, or at the insistence of, or on behalf of or for SEIKO with respect to this Agreement or any of the transactions contemplated hereby;

        7.1.3 Any and all liabilities of SEIKO which relate to the ownership of the Shares or the operation of the Company prior to the Closing Date that are not expressly assumed or waived by FOSSIL under this Agreement, including but not limited to liabilities arising from or related to any tax, due, or to be due, and penalties and interest related thereto, imposed on FOSSIL or on the Company with respect to any period prior to the Closing Date; and



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        7.1.4  Any and all actions, suits, proceedings, claims, demands, assessments, judgments, damages, costs and expenses, including but not limited to, legal fees and expenses as shall be determined by a court of competent jurisdiction, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding anything contrary herein, FOSSIL expressly acknowledges that SEIKO does not assume any liabilities arising from the Company's sale of defective products supplied by FOSSIL to the Company prior to the Closing Date.

    7.2 INDEMNIFICATION BY FOSSIL. FOSSIL shall indemnify and hold SEIKO, its employees, officers, directors, affiliates, representatives, agents, and other control persons harmless from, against and in respect of the following:

        7.2.1 Any and all loss, liability or damage suffered or incurred by SEIKO (including interest, penalties and attorney fees) by reason of any untrue written representation, breach of warranty or non-fulfillment of any covenant or agreement by FOSSIL contained herein or in any certificate, document or instrument delivered by FOSSIL to SEIKO hereunder;

        7.2.2 Any and all loss, liability or damage suffered or incurred by SEIKO (including interest, penalties and attorney fees) by reason of or in connection with any claim for any finder's or brokerage fee or other commission resulting from any services alleged to have been rendered to, or at the insistence of, or on behalf of or for FOSSIL with respect to this Agreement or any of the transactions contemplated hereby;

        7.2.3 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, damages, costs and expenses, including but not limited to, legal fees and expenses as shall be determined by a court of competent jurisdiction, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

    7.3  INDEMNIFICATION PROCEDURES.  In seeking indemnification under this
Article 7.1 or 7.2, SEIKO and FOSSIL agree to abide by the following procedure:

        7.3.1 For the purposes of this Article 7.3, the term "Indemnitee" shall mean the person(s) entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Article 7.1 or 7.2 hereof. The term "Indemnitor" shall mean the person(s) having the obligation to indemnity pursuant to such provisions.


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        7.3.2  An Indemnitee shall promptly give the Indemnitor written notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. If an Indemnitee shall receive notice of any claim by a third party which is or may be subject to indemnification (a "Third Party Claim"), the Indemnitee shall give the Indemnitor prompt written notice of such Third Party Claim and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all losses that may result from such Third Party Claim (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice. In the event the Indemnitor exercises its rights to undertake the defense of any such Third Party Claim, the Indemnitee shall co-operate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitor is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, unless the settlement involves only the payment of money by the Indemnitor. No Third Party Claim which is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

    7.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITY. All representations and warranties made by the parties in this Agreement or in any certificate, document or instrument furnished in connection herewith, and the indemnification obligations contained in this Agreement, shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and shall expire on the first anniversary of the Closing Date, except as to any matter as to which a claim is submitted in writing to the indemnifying party prior to such first anniversary.


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Article 8 -- CONFIDENTIALITY

SEIKO and FOSSIL agree to preserve the confidential nature of the Confidential Information which is disclosed by either party (the "Disclosing Party") to the other (the "Receiving Party") and to take any and all necessary steps to insure that such information is not revealed to third parties or to any persons unauthorized in writing by the Disclosing Party. The responsibilities set forth herein shall survive the termination of this Agreement, unless the prior written consent of the Disclosing Party has been obtained or unless any such information has previously been publicly disclosed. Should the Receiving Party be ordered by a competent judicial or administrative authority to disclose this Agreement or confidential information disclosed by the Disclosing Party to the Receiving Party, it shall give written notice to the Disclosing Party before making any disclosure not permitted by this Article, shall use its best efforts to either resist disclosure or disclose solely subject to an attorneys-eyes-only protective order or such other protective order as the Disclosing Party shall approve. This Article shall survive the termination of this Agreement.

Article 9 -- TERMINATION

    9.1 This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing:

    (a) by the mutual consent of SEIKO and FOSSIL;

    (b) by either SEIKO or FOSSIL if any of the conditions to the Closing as set forth in Article 4.1 is not fulfilled or waived by the party for whose benefit the conditions exist on or prior to the Closing Date; or

    (c) by either SEIKO or FOSSIL if the Closing has not occurred on or prior to April 1, 1996.

    9.2  A right of termination if this Agreement as provided for under
Article 9.1 hereof may be exercised at any time after the occurrence of an event or the discovery of circumstances which gives rise to a right of termination. However, failure to exercise a right of termination upon the occurrence of an event or the discovery of circumstances which give rise to a right of termination shall not be, or be deemed, a waiver of such right.

    9.3 A termination under Article 9.1 hereof shall not relieve either party of any liability for a breach of this Agreement or for any intentional misrepresentation or intentional failure to comply with any agreement or covenant hereunder, and any such termination shall not be deemed to be a waiver of any available remedy for any such breach, intentional misrepresentation or intentional failure to comply with any agreement or covenant, and in the event of any such breach, intentional misrepresentation or intentional failure to comply with any agreement or covenant, the prevailing party shall also be entitled to its reasonable attorneys' fees and expenses.

Article 10 -- EXPENSES

SEIKO and FOSSIL shall each pay their own expenses incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereunder, including all fees and disbursements of their respective counsel.

Article 11 -- ASSIGNMENT

Unless specifically consented to in writing by the other party, neither party may assign or transfer this Agreement or any of its rights hereunder, and any attempted assignment thereof shall be void and of no force and effect. It is expressly understood and agreed that either party is under no obligation to consent to any proposed assignment on the part of the other party and that each of SEIKO and FOSSIL, in its sole discretion, shall have absolute authority to decide whether or not a consent to assignment shall be given.

Article 12 -- NOTICE

    12.1 Notices to be given to any party under this Agreement shall not be effective unless in writing and hand delivered or mailed by registered mail, or via overseas courier, or sent by cable, telex or facsimile to said party at the following addresses. Any party may change its address by giving notice of such change in the manner above provided.

    For SEIKO:
            SEIKO CORPORATION
            6-21, Kyobashi, 2-chome
            Chuo-ku, Tokyo 104, JAPAN
               Attention: General Manager
                        Legal & Intellectual Property Dept.
                        Telephone:  (81)3-3563-2111
                        Telecopier: (81)3-3563-8492


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    For FOSSIL:
            FOSSIL INC.
            2280 N. Greenville
            Richardson, Texas 75082 U.S.A
               Attention: General Counsel
                        Telephone:  (1)214-699-2115
                        Telecopier: (1)214-699-6846

    12.2 Notices sent via certified or registered mail or overseas courier shall be deemed to have been received as of the date indicated by the postal or courier's receipt as having been received by the intended recipient. Notices sent via cable, telex or facsimile shall be deemed to have been received two (2) business days after the date on which they were transmitted, provided the party transmitting any such notice mails a copy of the notice on the next business day to the party to be notified via certified or registered mail or via overseas courier.

Article 13 -- GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Japan.

Article 14 -- JURISDICTION

If any disputes, controversies or differences arise between the parties hereto in connection with any provision of this Agreement or any breach thereof, the parties shall first attempt to settle same through friendly consultation carried out in good faith and with sincerity. In the event the dispute, controversy or difference is not so settled in the above manner, then competent for the judgement of disputes is the Tokyo District Court which shall have an exclusive jurisdiction over such dispute.

Article 15 -- GOVERNING LANGUAGE

This Agreement has been prepared in the English language only. Any translation hereof into any other language is for convenience only and will not be relevant for the intent of the parties or the construction of the provisions hereof.


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Article 16 -- BINDING EFFECT; ENTIRE AGREEMENT

All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors, including, without limitation, a Chapter 7 or Chapter 11 trustee in case of FOSSIL and a trustee appointed under the Bankruptcy Law in case of SEIKO, and permitted assigns. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous negotiations, commitments, and undertakings, whether written or oral. No waiver or amendment to this Agreement will be effective unless it is in writing and is signed by a duly authorized representative of the party sought to be bound thereby.

Article 17 -- COUNTERPARTS

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Article 18 -- PUBLICITY

Except as either SEIKO or FOSSIL may otherwise be required by law, neither party may make any announcement, including any announcement to employees, customers, or suppliers, or otherwise make publicly available any statement or release concerning this Agreement or the transactions contemplated hereunder without first obtaining the other party's written approval of any proposed statement or release. If either party is required by law to make any statement or other disclosure concerning this Agreement or the transac tions contemplated hereby (the "Disclosing Party"), the Disclosing Party shall provide the other party the opportunity to review and comment upon such statement or disclosure prior to its filing or release and shall make any revisions thereto that the other party may reasonably request. Notwithstanding the foregoing, the parties specifically agree that upon Closing FOSSIL may issue a press release substantially in the form attached hereto as Exhibit A. In addition, FOSSIL may make all necessary disclosures according to United States securities law, provided that FOSSIL notifies SEIKO in writing the extent of such disclosure.

Article 19 -- NO THIRD-PARTY BENEFICIARIES

Except as expressly permitted by this Agreement, nothing herein shall confer any rights upon any person or entity that is not a party or permitted assignee of a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of March 29, 1996 to be effective as of April 1, 1996.

WITNESS:                      SEIKO CORPORATION


- - --------------------------    ----------------------------
By:    Ichiro Inomata         By:    Hideo Matsukawa
Title: Director               Title: Senior Executive Director


WITNESS:                      FOSSIL INC.


- - --------------------------    ----------------------------
By:    T. R. Tunnell          By:    Michael W. Barnes
Title: General Counsel        Title: Executive Vice President